Exhibit 1.01

CONFLICT MINERALS REPORT

This is the Conflict Mineral Report for Watts Water Technologies, Inc. and its subsidiaries (the “Company”) for calendar year 2018 as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”).  Terms used and not otherwise defined in this Conflict Minerals Report have the definitions provided in Rule 13p-1 and the instructions to the Securities and Exchange Commission’s Specialized Disclosure Report on Form SD.   Pursuant to guidance from the staff of the Securities and Exchange Commission, the Company is not required to obtain an independent private sector audit of this report for 2018.  All information contained in this report is unaudited.

INTRODUCTION

The Company’s strategy is to be a preferred supplier of differentiated products and systems that manage and conserve the flow of fluids and energy into, through and out of buildings in the residential and commercial markets of the Americas, Europe, and Asia-Pacific, the Middle East and Africa (APMEA).  The Company classifies its many products into four universal product lines. These product lines are:

•                                          Residential & Commercial Flow Control Products- includes products typically sold into plumbing and hot water applications such as backflow preventers, water pressure regulators, temperature and pressure relief valves, and thermostatic mixing valves.  In 2018, residential & commercial flow control products accounted for approximately 52% of the Company’s total sales.

•                                          HVAC & Gas Products - includes commercial high-efficiency boilers, water heaters and heating solutions, hydronic and electric heating systems for under-floor radiant applications, custom heat and hot water solutions, hydronic pump groups for boiler manufacturers and alternative energy control packages, and flexible stainless steel connectors for natural and liquid propane gas in commercial food service and residential applications. (HVAC is an acronym for heating, ventilation and air conditioning.)  In 2018, HVAC & gas products accounted for approximately 32% of the Company’s total sales.

•                                          Drainage & Water Re-use Products- includes drainage products and engineered rain water harvesting solutions for commercial, industrial, marine and residential applications.  Drainage & water re-use products accounted for approximately 10% of the Company’s total sales in 2018.

•                                          Water Quality Products—includes point-of-use and point-of-entry water filtration, conditioning and scale prevention systems for both commercial and residential applications, and water quality instrumentation products. Water quality products accounted for approximately 6% of the Company’s total sales in 2018.

The Company has determined that many of the products that the Company manufactured or contracted to manufacture during calendar year 2018 contained one or more of the following minerals that are necessary to the functionality or production of those products: tin, tantalum, tungsten and gold (the “conflict minerals”). Specifically, the Company has determined that many of such products have brass or bronze components that contain tin or have electrical components that contain tin, tantalum, tungsten and/or gold.

Accordingly, the Company conducted in good faith a reasonable country of origin inquiry (“RCOI”) in accordance with Rule 13p-1.  The Company’s RCOI was reasonably designed to determine whether the conflict minerals contained in its products originated from the Democratic Republic of the Congo (the “DRC”) or an adjoining country (together with the DRC, the “Covered Countries”) or came from recycled or scrap sources.  As a result of its RCOI, the Company concluded that it had reason to believe that certain of its necessary conflict minerals may have originated in the Covered Countries.  In accordance with Rule 13p-1 and the instructions to Form SD, the Company undertook due diligence efforts on the source and chain of custody of the conflict minerals in its products that are necessary to the functionality or production of those products.

DUE DILIGENCE

Design of Due Diligence Framework

The Company designed its due diligence measures to be in conformity, in all material respects, with the criteria set forth in the internationally-recognized due diligence framework described in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016 and related supplements for tin, tantalum and tungsten and for gold.

Due Diligence Measures Performed

The Company is a “downstream” consumer of necessary conflict minerals and is many steps removed from the “upstream” companies that smelt or refine conflict minerals.  The Company does not mine conflict minerals or directly purchase any conflict minerals from conflict mineral smelters or refiners.  The Company also does not have any direct suppliers that are located in any of the Covered Countries. Accordingly, the Company approached its conflict minerals due diligence efforts consistent with its position as a downstream company in the conflict minerals supply chain.

Establish Company Management Systems.  As part of its due diligence efforts, the Company established in 2013 an internal, cross-disciplinary conflict minerals working group to guide its conflict minerals compliance efforts and designated a conflict minerals program manager to coordinate its conflict minerals program implementation.  The conflict minerals working group includes the Company’s General Counsel.  The program manager provides periodic reports to the working group regarding the Company’s conflict minerals program performance and efforts.  In 2013, the Company also adopted a global Conflict Minerals Policy applicable to its suppliers of products and materials that form part of a bill of materials for a product sold by the Company.  A copy of this policy is available on the Company’s corporate website at http://www.wattswater.com/Suppliers.  The Company’s Conflict Minerals Policy includes a grievance mechanism, whereby concerns regarding compliance with the Company’s policy may be reported by telephone or online through the Company’s ethics hotline.  The Company distributed training materials to its suppliers representing approximately 85% of the Company’s total spending on products, components or materials which contain conflict minerals that were necessary to the functionality or production of a product manufactured or contracted to be manufactured by the Company during the prior calendar year (the “3TG Suppliers”).  The Company compiled this list of 3TG Suppliers using supplier information provided by sourcing group members from the Company’s subsidiaries and divisions.  The training materials included an explanation of Rule 13p-1’s objective of furthering the humanitarian goal of ending the extremely violent conflict in the DRC, which has been partially financed by the exploitation and trade of conflict minerals originating in the DRC.  The training materials also provide an explanation of a reasonable country of origin inquiry and conflict minerals due diligence.  Finally, the training materials specifically communicate to 3TG Suppliers the Company’s expectation that these 3TG Suppliers support the Company’s public company reporting obligations by complying with the Company’s requests for information regarding the source and origin of any conflict minerals contained in materials or products supplied to the Company. The Company also makes a copy of the Company’s Conflict Minerals Policy available to its 3TG Suppliers.

Identify and Assess Risk in the Supply Chain.  To identify and assess risks regarding the source and origin of the conflict minerals in its supply chain, the Company electronically distributed to each of its 3TG Suppliers a questionnaire (“Questionnaire”) based on the questions contained in the standardized conflict minerals reporting template developed by the Responsible Minerals Initiative (“RMI”).  The Company surveyed a total of 418 3TG Suppliers.  The Company designed the Questionnaire to obtain information about each 3TG Supplier’s conflict minerals policy and due diligence processes and the origin or source of the conflict minerals contained in the materials and products that the supplier provided to the Company.  The Questionnaire also specifically requested that each 3TG Supplier provide the names of all known smelters or refiners in its supply chain for each applicable conflict mineral.  The Company used both daily automatic reminders and its global sourcing organization to follow up for missing or incomplete conflict minerals information from 3TG Suppliers who had not provided a satisfactory response to the Questionnaire.  The Company translated its Questionnaire to encourage responses from its global supplier base.  The Company also made its Questionnaire available to its 3TG Suppliers in a format that would facilitate its further distribution to companies further up the supply chain from the 3TG Suppliers in order to collect information regarding the source and origin of the conflict minerals supplied to the Company.  The Company evaluated the Questionnaire responses and information provided by its 3TG Suppliers.

Strategy to Respond to Identified Risks.  As part of identifying and assessing risk in its supply chain, the Company developed “red flags” designed to identify inconsistencies in its 3TG Suppliers’ responses to the Questionnaire or the risk that suppliers may be sourcing from the Covered Countries.  The Company reviewed Questionnaire responses received by its 3TG Suppliers to identify those presenting red flags.  The Company also followed up with 3TG Suppliers who did not provide an initial response to the Questionnaire.  During 2018, the Company’s conflict minerals program manager aggregated the results of the Company’s 3TG Supplier responses to the Company’s conflict minerals inquiries and shared those results with the Company’s conflict minerals working group as part of the Company’s conflict minerals risk-assessment efforts.

Independent Third-Party Audit of Smelter/ Refiner Due Diligence Practices. The Company does not have any direct supplier relationships with any tin, tantalum or tungsten smelters or gold refiners.  As a downstream company that is several layers removed in the supply chain from such smelters and refiners, the Company’s 2018 due diligence efforts relied on the Responsible Minerals Assurance Process (“RMAP”) led by the RMI.

Report Annually on Supply Chain Due Diligence.  The Company has filed this Conflict Minerals Report as part of its Specialized Disclosure Report on Form SD for calendar year 2018.  The Company has also made a copy of this Conflict Minerals Report for calendar year 2018 publicly available on its corporate website at http://www.wattswater.com/Suppliers.

Results of Due Diligence Measures

Of the 418 3TG Suppliers the Company surveyed, 84.3% responded by either completing the Questionnaire or providing another form of conflict minerals statement or response regarding the source or origin of the conflict minerals contained in the materials or products supplied to the Company.  Where a 3TG Supplier’s response included the names and locations of smelters and refiners in that supplier’s conflict minerals supply chain, the Company compared those names to the most recent list of known conflict minerals smelters and refiners published by the RMI and to other publicly available information.  Supplier responses identified 313 smelters and refiners included in the RMI Smelter Reference List.  These identified smelters and refiners are listed in Appendix A to this Report.  Of the 313 identified smelters and refiners, 253 were validated as compliant with the RMAP assessment protocols and are listed as “Compliant” on Appendix A.  An additional 2 smelters and refiners are listed on Appendix A as “Active in Audit Process,” meaning that they have committed to undergo a RMAP audit or are participating in one of the following cross-recognized certification programs: RMI Responsible Minerals Assurance Process Gold Standard, RJC Chain-of-Custody Standard, or London Bullion Market Association Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification.  The remaining 58 smelters and refiners are identified on Appendix A as “Not Determined.”

After reviewing the smelter and refiner information received from its suppliers through its RCOI and due diligence efforts, the Company determined that, in a majority of cases, the smelter and refiner information the Company received was provided by its 3TG Suppliers at a company level or divisional level, meaning that this information may not apply specifically to the products, components or materials purchased by the Company from these suppliers.  In addition, some of the Company’s suppliers who responded to the Company’s Questionnaire did not provide smelter or refiner information, so the Company’s supply chain may contain additional smelters and refiners that have not yet been identified.  Accordingly, the Company concluded that it did not receive sufficient information from its 3TG Suppliers to determine with certainty all of the facilities used to process the conflict minerals contained in its products, the country of origin of the conflict minerals contained in its products or the location of the mines from which such conflict minerals originated.

PRODUCT DESCRIPTION

The Company’s four universal product lines containing conflict minerals are described in detail as follows:

•                                          Residential & Commercial Flow Control Products.  The Company’s products typically sold into plumbing and hot water applications, such as backflow preventers; water pressure regulators; temperature and pressure relief valves; automatic control valves; gate, globe and check valves; thermostatic mixing valves; flow measurement valves; air separators; flow control valves; hydronic and steam heating products; tempering valves; manifolds; dielectric unions; gauges; strainers; water heater installation products and related accessories.

•                                          HVAC and Gas Products.  The Company’s HVAC and electronic control products and related accessories, such as:

•                  commercial high-efficiency boilers and water heaters and hydronic pump groups for boiler manufacturers and alternative energy control packages.

•                  controls and accessories for boiler, steam and mixing; heat pumps; solar thermal systems; under-the-floor radiant heating applications; thermostats; zone heating and cooling controls; setpoint controls and snow melting controls; valves; actuators; timers; remote access controls; sensors and wire.

•                  certain products in the Company’s gas appliance connector product line offerings for commercial food service and residential applications that are not made of stainless steel, including the Company’s portable outdoor gas connectors, foodservice moveable gas connectors, SnapFast bar locks, Safety Quick fittings and couplings.

•                  warm wire, heat weave mats, fittings, couplings and mini ball and balancing valves and manifolds.

•                                          Drainage & Water Re-Use Products.  The Company’s drainage products and engineered rain water harvesting solutions for commercial, industrial, marine and residential applications, such as Raincycle® commercial rainwater harvesting systems; floor, trench and parking drains; floor sinks; pipe fusion systems; couplings; floor cleanouts; alarms and electronic components of pH monitoring systems.

•                                          Water Quality Products.  The Company’s point-of-use and point-of-entry water filtration, reverse osmosis, conditioning and scale prevention systems for both commercial and residential applications that contain valves, pumps, adapters and electronic components, and electronic instrumentation and accessories used for monitoring water quality in a variety of applications.

IMPROVEMENTS TO DUE DILIGENCE FOR CALENDAR YEAR 2018

To improve its conflict minerals due diligence efforts for calendar year 2018, the Company took the following actions:

•                                          revised and updated user troubleshooting and data aggregation procedures for the software program used to distribute the Company’s conflict minerals Questionnaires to its 3TG Suppliers to improve ease of use and enhance the Company’s ability to analyze supplier responses;

•                                          provided training to the Company’s internal sourcing personnel with the goals of improving Questionnaire software utilization skillsets, data analytics capabilities, and engagement with 3TG Suppliers in the Company’s RCOI process; and

•                                          reviewed and updated its supplier contact information in order to engage more fully with key personnel at its largest conflict minerals suppliers.

Appendix A

Metal (*)	Smelter Reference List (*)	Smelter Country (*)	RMAP Status
Gold	8853 S.p.A.	ITALY	Compliant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Not Determined
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Compliant
Gold	African Gold Refinery	UGANDA	Not Determined
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Determined
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangalore Refinery	INDIA	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	Not Determined
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Compliant
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	Active in Audit Process
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Determined
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not Determined
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Not Determined
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Determined

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Not Determined
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not Determined
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Determined
Gold	Guangdong Jinding Gold Limited	CHINA	Not Determined
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Determined
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Determined
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Determined
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not Determined
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not Determined
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Not Determined
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Italpreziosi	ITALY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Determined
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Determined
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Compliant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active in Audit Process
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not Determined
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	Not Determined
Gold	Lingbao Gold Co., Ltd.	CHINA	Not Determined
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Determined
Gold	L’Orfebre S.A.	ANDORRA	Compliant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Determined
Gold	Marsam Metals	BRAZIL	Compliant
Gold	Materion	UNITED STATES OF AMERICA	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Compliant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	Not Determined
Gold	Morris and Watson	NEW ZEALAND	Not Determined
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not Determined
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Determined
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Not Determined
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Not Determined
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Determined
Gold	Planta Recuperadora de Metales SpA	CHILE	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Precinox S.A.	SWITZERLAND	Compliant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Not Determined
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not Determined
Gold	REMONDIS PMR B.V.	NETHERLANDS	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	Compliant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not Determined
Gold	Safimet S.p.A	ITALY	Compliant
Gold	SAFINA A.S.	CZECH REPUBLIC	Not Determined
Gold	Sai Refinery	INDIA	Not Determined
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Not Determined
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not Determined

Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Compliant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Not Determined
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Determined
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not Determined
Gold	Sudan Gold Refinery	SUDAN	Not Determined
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Determined
Gold	Tony Goetz NV	BELGIUM	Not Determined
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not Determined
Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not Determined
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamakin Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Determined
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant

Metal (*)	Smelter Reference List (*)	Smelter Country (*)	RMAP Status
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Compliant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Compliant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant
Tantalum	Power Resources Ltd.	NORTH MACEDONIA, REPUBLIC OF	Compliant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Compliant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Compliant

Metal (*)	Smelter Reference List (*)	Smelter Country (*)	RMAP Status
Tin	Alpha	UNITED STATES OF AMERICA	Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Determined
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Not Determined
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	Estanho de Rondonia S.A.	BRAZIL	Not Determined
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Compliant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Compliant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Compliant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Compliant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Compliant
Tin	Metallo Belgium N.V.	BELGIUM	Compliant
Tin	Metallo Spain S.L.U.	SPAIN	Compliant
Tin	Mineracao Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	Compliant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Determined

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	Pongpipat Company Limited	MYANMAR	Not Determined
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Serumpun	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Menara Cipta Mulia	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Premium Tin Indonesia	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Rajehan Ariq	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant

Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tirus Putra Mandiri	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Super Ligas	BRAZIL	Not Determined
Tin	Thaisarco	THAILAND	Compliant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Determined
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Compliant
Tin	Yunnan Tin Company Limited	CHINA	Compliant

Metal (*)	Smelter Reference List (*)	Smelter Country (*)	RMAP Status
Tungsten	A.L.M.T. Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Determined
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Compliant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant